Exhibit 99.1

TRADE STREET RESIDENTIAL Announces HIRING of Randall EBERLINE AS Chief Accounting Officer and principal financial officer

AVENTURA, FL, May 21, 2014 – Trade Street Residential, Inc., (NASDAQ: TSRE) (the “Company”) a vertically integrated and self-managed real estate investment trust (“REIT”) focused on acquiring, owning, operating and managing high-quality, conveniently located, apartment communities in mid-sized cities and suburban submarkets of larger cities primarily in the southeastern United States and Texas, today announced that Randall (“Randy”) Eberline has joined the Company as chief accounting officer and principal financial officer, reporting directly to Richard Ross, the Company’s Chief Executive Officer. Effective with Mr. Eberline’s appointment, Mr. Ross ceased to perform the functions of the Company’s principal financial officer and will no longer serve as the Company’s interim chief financial officer. The Company does not intend to fill the role of chief financial officer at the present time.

Mr. Ross, CEO, stated, “We are pleased to welcome Randy to Trade Street as we continue to strengthen our management team to support our continued growth. His extensive finance and accounting experience, including 20 years at real estate-related businesses, will further enhance Trade Street’s ability to execute on our financial objectives and deliver best-in-class results.”

Mr. Eberline most recently provided accounting and financial consulting services to various companies in the real estate and financial services industries, including Trade Street. From 2005 through 2011, he served as Vice President and chief financial officer of Jim Walter Homes, a builder of affordable on-your-lot homes in the southeastern United States. Prior to that, Mr. Eberline spent nine years in senior corporate and division finance roles at organizations focused on residential construction and development and eleven years in public accounting, primarily with PricewaterhouseCoopers, where he focused on serving real estate clients, including the initial public offering of a prominent multifamily REIT. Mr. Eberline received his bachelor’s degree in Economics from the University of Michigan and is a Certified Public Accountant in Michigan.

About Trade Street Residential, Inc.

Trade Street Residential, Inc. is a vertically integrated and self-managed real estate investment trust focused on acquiring, owning, operating and managing conveniently located, garden-style and mid-rise apartment communities in mid-sized cities and suburban submarkets of larger cities primarily in the southeastern United States, including Texas.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements related to the offering and the expected use of the net proceeds therefrom, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases, which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes, except as may be required by law. For a further discussion of these and other factors that could impact the Company's future results, performance or transactions, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, which the Company filed with the Securities and Exchange Commission on March 26, 2014.

Investor Relations:

Stephen Swett

786-248-6099
ir@trade-street.com

Media Contact:

Jason Chudoba, ICR for Trade Street

646-277-1249

Jason.Chudoba@icrinc.com